SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2007, Chelsea Therapeutics International, Ltd. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Leerink Swann LLC, Oppenheimer & Co. Inc. and Punk Ziegel & Company (the “Placement Agents”) relating to the proposed offering of shares of the Company’s common stock to one or more investors. A copy of the Placement Agency Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

In addition, on November 1, 2007, the Company and investors introduced to the Company by the Placement Agents and certain existing investors in the Company entered into subscription agreements relating to the issuance and sale of up to an aggregate of 7,388,172 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”) at a purchase price of $6.62 per share. The form of subscription agreement for the offering is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

The Company is making the issuance and sale of the Shares pursuant to a shelf registration statement on Form S-3 (Registration No. 333-146422) declared effective by the Securities and Exchange Commission (the “SEC”) on October 11, 2007. Additional information and details with respect to the offering are included in a final prospectus supplement and related prospectus filed with the SEC.

Leerink Swann LLC acted as lead placement agent and Oppenheimer & Co. Inc. and Punk Ziegel & Company acted as co-placement agents for the offering, and the Placement Agents will receive placement fees equal to 6.125% of the aggregate purchase price, or approximately $3.0 million, from the offering.

The offering is expected to close on November 7, 2007, subject to customary closing conditions, and the Company estimates it will result in net proceeds of approximately $45.9 million, after deducting the placement agents’ fees and estimated offering expenses.

Item 8.01.	Other Events.

On November 2, 2007, the Company issued a press release announcing the public offering described in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document
1.1	Placement Agency Agreement dated November 1, 2007 by and between Chelsea Therapeutics International, Ltd., Leerink Swann LLC, Oppenheimer & Co. Inc. and Punk Ziegel & Company.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP

10.12	Form of Subscription Agreement for the purchase of common stock of Chelsea Therapeutics International, Ltd.

99.1	Press release dated November 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: November 2, 2007	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer